Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Dallas, TX — October 25, 2022 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2022.
“The third quarter of 2022 resulted in record dollar earnings for our Company in a resilient Texas market” said President and CEO, C. Malcolm C. Holland, III. “We reported historical financial metrics with 2.2% in pre-tax, pre-provision operating return, 1.5% in return on average assets, return on average tangible common equity of 18% and an efficiency ratio of 44% coupled with continuing improved credit metrics noted by a 14 bp decrease in nonperforming assets. We remain focused on this positive momentum and deposit growth but more importantly our customers, the strong markets we serve and our shareholders”

	Quarter to Date		Year to Date
Financial Highlights	Q3 2022	Q2 2022	Q3 2022	Q3 2021
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$43,322	$29,626	$106,418	$98,078
Diluted EPS	0.79	0.54	1.98	1.95
Book value per common share	26.15	26.50	26.15	26.09
Return on average assets[2]	1.50%	1.11%	1.33%	1.42%
Efficiency ratio	44.71	50.76	49.05	49.79
Return on average equity[2]	11.82	8.21	10.02	10.43
Non-GAAP[1]
Operating earnings	$43,625	$29,855	$107,494	$97,237
Diluted operating EPS	0.80	0.55	2.00	1.94
Tangible book value per common share	17.91	18.20	17.91	17.53
Pre-tax, pre-provision operating earnings	63,454	47,000	152,719	122,565
Pre-tax, pre-provision operating return on average assets[2]	2.20%	1.76%	1.90%	1.78%
Operating return on average assets[2]	1.51	1.12	1.34	1.41
Operating efficiency ratio	44.37	50.45	48.59	49.89
Return on average tangible common equity[2]	17.82	12.68	15.40	16.70
Operating return on average tangible common equity[2]	17.94	12.77	15.55	16.57
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“”GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Third Quarter Highlights

•Pre-tax, pre-provision operating return on average assets increased 44 bps from the second quarter of 2022 to 2.20%;
•Net interest margin increased to 3.77%, up 35 basis points from the second quarter of 2022;
•Non-performing assets (“NPAs”) to total assets decreased to 0.26%, or 14 bps from June 30, 2022 and 51 bps from September 30, 2021, respectively;
•Net charge-offs to average loans outstanding was 3 basis points for the third quarter of 2022;
•Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and paycheck protection program (“PPP”) loans, grew $594.6 million, or 30.0% annualized, during the three months ended September 30, 2022 from $8.5 billion at the end of the second quarter of 2022;
•Total deposits grew $230.7 million, or 10.8% annualized, during the three months ended September 30, 2022 from $8.5 billion at the end of the second quarter of 2022; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on November 25, 2022.

Results of Operations for the Three Months Ended September 30, 2022
Net Interest Income
For the three months ended September 30, 2022, net interest income before provision for credit losses was $101.0 million and net interest margin was 3.77% compared to $84.5 million and 3.42%, respectively, for the three months ended June 30, 2022. The $16.6 million increase in net interest income before provision for credit losses was primarily due to a $27.0 million increase in interest income on loans driven by an increase in average balances and loan yields during the three months ended September 30, 2022. Net interest margin increased 35 basis points compared to the three months ended June 30, 2022, primarily due to the increase in yields earned on loans during three months ended September 30, 2022, partially offset by an increase in funding costs.
Compared to the three months ended September 30, 2021, net interest income before provision for credit losses for the three months ended September 30, 2022 increased by $29.8 million, or 41.8%. The increase was primarily due to a $38.1 million increase in interest income on loans driven by an increase in average balances and loan yields. Net interest margin increased 51 basis points to 3.77% for the three months ended September 30, 2022 from 3.26% for the three months ended September 30, 2021. The increase was primarily due to the increase in average balances and loan yields during the three months ended September 30, 2022, partially offset by an increase in funding costs.

Noninterest Income
Noninterest income for the three months ended September 30, 2022 was $13.0 million, an increase of $2.6 million, or 25.5%, compared to the three months ended June 30, 2022. The increase was primarily due to a $2.0 million increase in customer swap income and a $2.2 million increase in the fair value of the servicing asset, partially offset by a $2.0 million decrease in equity method investment income.
Compared to the three months ended September 30, 2021, noninterest income for the three months ended September 30, 2022 decreased by $2.6 million, or 16.7%. The decrease was primarily due to a $5.6 million decrease in equity method investment income, partially offset by a $2.3 million increase in customer swap income and a $1.0 million increase in loan fees.

Noninterest Expense
Noninterest expense was $51.0 million for the three months ended September 30, 2022, compared to $48.2 million for the three months ended June 30, 2022, an increase of $2.8 million, or 5.9%. This increase was primarily due to a $2.7 million increase in salaries and employee benefits from continued investment in talent.
Compared to the three months ended September 30, 2021, noninterest expense for the three months ended September 30, 2022 increased by $9.7 million, or 23.4%. The increase was primarily driven by a $6.8 million increase in salaries and employee benefits as a result of a $4.1 million increase in salaries and employee benefits from continued investment in talent.

Financial Condition
Total LHI, excluding MW and PPP loans, were $8.5 billion at September 30, 2022, an increase of $594.6 million, or 30.0% annualized, compared to June 30, 2022. The increase was the result of the continued execution, and success of our loan growth strategy, including our continued investment in talent.
Total deposits were $8.7 billion at September 30, 2022, an increase of $230.7 million, or 10.8% annualized, compared to June 30, 2022. The increase was primarily the result of an increase of $262.4 million in interest-bearing transaction and savings deposits and an increase of $104.7 million in certificates and other time deposits, partially offset by a $136.4 million decrease in non-interest bearing deposits.

Credit Quality
Nonperforming assets totaled $30.6 million, or 0.26% of total assets at September 30, 2022, compared to $45.0 million, or 0.40% of total assets, at June 30, 2022. The Company had net charge-offs of $2.2 million for the quarter, which were fully reserved against in prior quarters under our allowance for credit loss (“ACL”) model.
The Company recorded a provision for credit losses of $6.7 million for the three months ended September 30, 2022, a $9.0 million provision for credit losses for the three months ended June 30, 2022 and no provision for credit losses for the three months ended September 30, 2021. The recorded provision for credit losses for the three months ended September 30, 2022, compared to the three months ended June 30, 2022, was primarily attributable to an increase in general reserves as a result of changes in economic factors and loan growth. For the three months ended September 30, 2022, we recorded an $850 thousand provision for unfunded commitments, which was attributable to changes in economic factors and an increase of unfunded balances. ACL as a percentage of LHI, excluding MW and PPP loans, was 1.00%, 1.02% and 1.42% at September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Dividend Information

After the close of the market on Tuesday, October 25, 2022, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after November 25, 2022 to stockholders of record as of the close of business on November 11, 2022.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, October 26, 2022, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/w5hrkf8v and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:
https://register.vevent.com/register/BIcf08415eefb54948a6cdbc60349b8e55. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com

Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.80	$0.55	$0.66	$0.84	$0.75	$2.01	$1.98
Diluted EPS	0.79	0.54	0.65	0.82	0.73	1.98	1.95
Book value per common share	26.15	26.50	26.86	26.64	26.09	26.15	26.09
Tangible book value per common share[1]	17.91	18.20	18.51	17.49	17.53	17.91	17.53
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.60	0.57

Common Stock Data:
Shares outstanding at period end	53,988	53,951	53,907	49,372	49,229	53,988	49,229
Weighted average basic shares outstanding for the period	53,979	53,949	50,695	49,329	49,423	52,886	49,431
Weighted average diluted shares outstanding for the period	54,633	54,646	51,571	50,441	50,306	53,655	50,230

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.00%	1.02%	1.02%	1.15%	1.42%	1.00%	1.42%
NPAs to total assets	0.26	0.40	0.46	0.51	0.77	0.26	0.77
Net charge-offs to average loans outstanding	0.03	0.01	0.07	0.19	0.09	0.10	0.18

Summary Performance Ratios:
Return on average assets[3]	1.50	1.11	1.36	1.68	1.56	1.33	1.42
Return on average equity[3]	11.82	8.21	10.00	12.65	11.32	10.02	10.43
Return on average tangible common equity[1,3]	17.82	12.68	15.84	20.06	17.72	15.40	16.70
Efficiency ratio	44.71	50.76	52.84	48.53	47.55	49.05	49.79
Net interest margin	3.77	3.42	3.22	3.37	3.26	3.48	3.20

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.80	$0.55	$0.66	$0.84	$0.70	$2.00	$1.94
Pre-tax, pre-provision operating return on average assets[1,2]	2.20%	1.76%	1.71%	1.97%	1.85%	1.90%	1.78%
Operating return on average assets[1,3]	1.51	1.12	1.38	1.72	1.48	1.34	1.41
Operating return on average tangible common equity[1,3]	17.94	12.77	16.08	20.48	16.92	15.55	16.57
Operating efficiency ratio[1]	44.37	50.45	52.05	47.64	48.51	48.59	49.89

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.69%	13.51%	13.58%	13.30%	13.75%	13.23%	13.63%
Tangible common equity to tangible assets[1]	8.58	9.04	9.98	9.28	9.43	8.58	9.43
Tier 1 capital to average assets (leverage)	9.79	10.14	10.66	9.05	9.54	9.79	9.54
Common equity tier 1 capital	9.09	9.25	9.84	8.58	8.75	9.09	8.75
Tier 1 capital to risk-weighted assets	9.35	9.52	10.14	8.89	9.06	9.35	9.06
Total capital to risk-weighted assets	11.68	11.95	12.73	11.60	12.31	11.68	12.31

1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$433,897	$410,716	$551,573	$379,784	$229,712
Debt securities	1,303,004	1,354,403	1,244,514	1,052,494	1,103,745
Other investments	115,551	202,685	188,699	190,591	191,786

Loans held for sale	17,644	14,210	18,721	26,007	18,896
LHI, PPP loans, carried at fair value	2,821	7,339	18,512	53,369	135,842
LHI, MW	523,805	629,291	542,877	565,645	615,045
LHI, excluding MW and PPP	8,510,433	7,915,792	7,125,429	6,766,009	6,615,905
Total loans	9,054,703	8,566,632	7,705,539	7,411,030	7,385,688
ACL	(85,037)	(80,576)	(72,485)	(77,754)	(93,771)
Bank-owned life insurance	84,030	84,097	83,641	83,194	83,781
Bank premises, furniture and equipment, net	108,720	108,769	109,138	109,271	116,063
Other real estate owned (“OREO”)	—	1,032	1,062	—	—
Intangible assets, net of accumulated amortization	56,238	59,011	63,986	66,017	54,682
Goodwill	404,452	404,452	404,452	403,771	370,840
Other assets	238,896	193,590	173,561	138,851	129,774
Total assets	$11,714,454	$11,304,811	$10,453,680	$9,757,249	$9,572,300
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,811,412	$2,947,830	$2,765,895	$2,510,723	$2,302,925
Interest-bearing transaction and savings deposits	4,269,668	4,007,250	3,688,292	3,276,312	3,228,306
Certificates and other time deposits	1,667,364	1,562,626	1,435,409	1,576,580	1,647,521
Total deposits	8,748,444	8,517,706	7,889,596	7,363,615	7,178,752
Accounts payable and other liabilities	173,198	126,116	105,552	69,160	66,571
Advances from Federal Home Loan Bank (“FHLB”)	1,150,000	1,000,000	777,522	777,562	777,601
Subordinated debentures and subordinated notes	228,524	228,272	228,018	227,764	262,761
Securities sold under agreements to repurchase	2,389	3,275	4,996	4,069	2,455
Total liabilities	10,302,555	9,875,369	9,005,684	8,442,170	8,288,140
Commitments and contingencies
Stockholders’ equity:
Common stock	606	606	605	560	559
Additional paid-in capital	1,303,171	1,300,170	1,297,161	1,142,758	1,137,889
Retained earnings	350,195	317,664	298,830	275,273	243,633
Accumulated other comprehensive (loss) income	(74,491)	(21,416)	18,982	64,070	69,661
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,411,899	1,429,442	1,447,996	1,315,079	1,284,160
Total liabilities and stockholders’ equity	$11,714,454	$11,304,811	$10,453,680	$9,757,249	$9,572,300

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest income:
Loans, including fees	$109,199	$82,191	$71,443	$74,174	$71,139	$262,833	$206,352
Debt securities	10,462	9,632	7,762	9,553	7,613	27,856	22,579
Deposits in financial institutions and Fed Funds sold	1,898	714	262	165	130	2,874	424
Equity securities and other investments	1,666	1,057	910	1,004	898	3,633	2,233
Total interest income	123,225	93,594	80,377	84,896	79,780	297,196	231,588
Interest expense:
Transaction and savings deposits	12,897	4,094	1,751	1,629	1,588	18,742	5,229
Certificates and other time deposits	3,919	1,465	1,380	1,661	1,934	6,764	7,418
Advances from FHLB	2,543	834	1,547	1,847	1,848	4,924	5,489
Subordinated debentures and subordinated notes	2,826	2,721	2,659	3,018	3,134	8,206	9,410
Total interest expense	22,185	9,114	7,337	8,155	8,504	38,636	27,546
Net interest income	101,040	84,480	73,040	76,741	71,276	258,560	204,042
Provision (benefit) for credit losses	6,650	9,000	(500)	(3,349)	—	15,150	—
Provision (benefit) for unfunded commitments	850	—	493	(1,040)	(448)	1,343	(441)
Net interest income after provisions	93,540	75,480	73,047	81,130	71,724	242,067	204,483
Noninterest income:
Service charges and fees on deposit accounts	5,217	5,039	4,710	4,782	4,484	14,966	11,960
Loan fees	2,786	2,385	2,794	2,697	1,746	7,965	4,910
Loss on sales of investment securities	—	—	—	—	(188)	—	(188)
Gain on sales of mortgage loans held for sale	16	223	307	293	407	546	1,299
Government guaranteed loan income, net	572	789	4,891	3,423	2,341	6,252	12,337
Equity method investment (loss) income	(1,058)	966	367	1,238	4,522	275	4,522
Customer swap income	3,358	1,321	946	796	1,093	5,625	1,694
Other income (loss)	2,130	(345)	1,082	2,921	1,222	2,867	5,721
Total noninterest income	13,021	10,378	15,097	16,150	15,627	38,496	42,255
Noninterest expense:
Salaries and employee benefits	29,714	26,924	27,513	25,401	22,964	84,151	69,347
Occupancy and equipment	4,615	4,496	4,517	4,398	4,536	13,628	12,865
Professional and regulatory fees	3,718	2,865	3,158	3,017	3,401	9,741	9,928
Data processing and software expense	3,509	3,386	2,921	2,597	2,494	9,816	7,349
Marketing	1,845	2,306	1,187	1,443	1,151	5,338	3,901
Amortization of intangibles	2,494	2,495	2,495	2,494	2,509	7,484	7,563
Telephone and communications	389	352	385	380	380	1,126	1,054
Merger and acquisition (“M&A”) expense	384	295	700	826	—	1,379	—
Other	4,323	5,034	3,696	4,521	3,886	13,053	10,628
Total noninterest expense	50,991	48,153	46,572	45,077	41,321	145,716	122,635
Income before income tax expense	55,570	37,705	41,572	52,203	46,030	134,847	124,103
Income tax expense	12,248	8,079	8,102	10,697	9,195	28,429	26,025
Net income	$43,322	$29,626	$33,470	$41,506	$36,835	$106,418	$98,078
Net income available to common stockholders	$43,322	$29,626	$33,470	$41,506	$36,835	$106,418	$98,078

Basic EPS	$0.80	$0.55	$0.66	$0.84	$0.75	$2.01	$1.98
Diluted EPS	$0.79	$0.54	$0.65	$0.82	$0.73	$1.98	$1.95
Weighted average basic shares outstanding	53,979	53,949	50,695	49,329	49,423	52,886	49,431
Weighted average diluted shares outstanding	54,633	54,646	51,571	50,441	50,306	53,655	50,230

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(In thousands, except percentages)
Assets
Interest-earning assets:
Loans[1]	$8,277,762	$104,543	5.01%	$7,547,564	$78,234	4.16%	$6,384,856	$66,911	4.16%
LHI, MW	448,556	4,649	4.11	479,187	3,929	3.29	465,945	3,697	3.15
PPP loans	2,775	7	1.00	11,402	28	1.00	210,092	531	1.00
Debt securities	1,362,365	10,462	3.05	1,318,502	9,632	2.93	1,119,952	7,613	2.70
Interest-bearing deposits in other banks	346,296	1,898	2.17	369,847	714	0.77	336,289	130	0.15
Equity securities and other investments	203,528	1,666	3.25	167,327	1,057	2.53	167,242	898	2.13
Total interest-earning assets	10,641,282	123,225	4.59	9,893,829	93,594	3.79	8,684,376	79,780	3.64
ACL	(81,888)			(74,268)			(99,482)
Noninterest-earning assets	901,463			892,102			800,576
Total assets	$11,460,857			$10,711,663			$9,385,470

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,164,164	$12,897	1.23%	$3,770,098	$4,094	0.44%	$3,201,409	$1,588	0.20%
Certificates and other time deposits	1,656,347	3,919	0.94	1,459,690	1,465	0.40	1,519,824	1,934	0.50
Advances from FHLB	904,065	2,543	1.12	828,769	834	0.40	777,617	1,848	0.94
Subordinated debentures and subordinated notes	231,012	2,826	4.85	232,043	2,721	4.70	264,714	3,134	4.70
Total interest-bearing liabilities	6,955,588	22,185	1.27	6,290,600	9,114	0.58	5,763,564	8,504	0.59

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,925,462			2,870,692			2,271,197
Other liabilities	125,991			102,994			60,181
Total liabilities	10,007,041			9,264,286			8,094,942
Stockholders’ equity	1,453,816			1,447,377			1,290,528
Total liabilities and stockholders’ equity	$11,460,857			$10,711,663			$9,385,470

Net interest rate spread[2]			3.32%			3.21%			3.05%
Net interest income and margin[3]		101,040	3.77%		84,480	3.42%		71,276	3.26%

1 Includes average outstanding balances of loans held for sale of $14,023, $12,112 and $8,542 for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$7,558,825	$255,630	4.52%	$6,118,880	$193,040	4.22%
LHI, WH	449,906	6,998	2.08	477,319	10,988	3.08
PPP loans	27,477	205	1.00	309,620	2,324	1.00
Debt securities	1,274,712	27,856	2.92	1,093,263	22,579	2.76
Interest-bearing deposits in other banks	422,905	2,874	0.91	408,601	424	0.14
Equity securities and other investments	187,002	3,633	2.60	114,237	2,233	2.61
Total interest-earning assets	9,920,827	297,196	4.01	8,521,920	231,588	3.63
ACL	(78,015)			(103,478)
Noninterest-earning assets	886,357			799,207
Total assets	$10,729,169			$9,217,649

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,804,506	$18,742	0.66%	$3,144,395	$5,229	0.22%
Certificates and other time deposits	1,539,861	6,764	0.59	1,514,954	7,418	0.65
Advances from FHLB	837,254	4,924	0.79	777,655	5,489	0.94
Subordinated debentures and subordinated notes	231,640	8,206	4.74	264,998	9,410	4.75
Total interest-bearing liabilities	6,413,261	38,636	0.81	5,702,002	27,546	0.65

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,797,110			2,198,551
Other liabilities	98,898			60,456
Total liabilities	9,309,269			7,961,009
Stockholders’ equity	1,419,900			1,256,640
Total liabilities and stockholders’ equity	$10,729,169			$9,217,649

Net interest rate spread[2]			3.20%			2.98%
Net interest income and margin[3]		$258,560	3.48%		$204,042	3.20%
1 Includes average outstanding balances of loans held for sale of $12,973 and $13,140 for the nine months ended September 30, 2022 and 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights

Yield Trend

	For the Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Average yield on interest-earning assets:
Loans[1]	5.01%	4.16%	4.03%	4.12%	4.16%
LHI, MW	4.11	3.29	2.95	2.98	3.15
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	3.05	2.93	2.76	3.47	2.70
Interest-bearing deposits in other banks	2.17	0.77	0.19	0.16	0.15
Equity securities and other investments	3.25	2.53	1.94	2.09	2.13
Total interest-earning assets	4.59%	3.79%	3.54%	3.72%	3.64%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	1.23%	0.44%	0.20%	0.19%	0.20%
Certificates and other time deposits	0.94	0.40	0.37	0.41	0.50
Advances from FHLB	1.12	0.40	0.81	0.94	0.94
Subordinated debentures and subordinated notes	4.85	4.70	4.65	4.62	4.70
Total interest-bearing liabilities	1.27%	0.58%	0.50%	0.54%	0.59%

Net interest rate spread[2]	3.32%	3.21%	3.04%	3.18%	3.05%
Net interest margin[3]	3.77%	3.42%	3.22%	3.37%	3.26%
1Includes average outstanding balances of loans held for sale of $14,023, $12,112, $12,769, $8,987 and $8,542 for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Average cost of interest-bearing deposits	1.15%	0.43%	0.26%	0.26%	0.30%
Average costs of total deposits, including noninterest-bearing	0.76	0.28	0.17	0.18	0.20

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021
	(In thousands, except percentages)
LHI[1]
Commercial	$2,740,948	32.1%	$2,450,403	30.9%	$2,125,900	29.8%	$2,006,876	29.6%	$1,793,740	27.1%
Real Estate:
Owner occupied commercial (“OOCRE”)	677,705	7.9	646,723	8.2	633,615	8.9	665,537	9.8	711,476	10.7
Non-owner occupied commercial (“NOOCRE”)	2,273,305	26.7	2,203,970	27.8	2,145,826	30.0	2,120,309	31.3	2,194,438	33.1
Construction and land	1,673,997	19.6	1,532,997	19.3	1,297,338	18.2	1,062,144	15.7	936,174	14.1
Farmland	43,569	0.5	47,319	0.6	48,095	0.7	55,827	0.8	73,550	1.1
1-4 family residential	858,693	10.1	765,260	9.6	604,408	8.5	542,566	8.0	543,518	8.2
Multi-family residential	252,244	3.0	276,632	3.5	272,250	3.8	310,241	4.6	356,885	5.4
Consumer	7,465	0.1	7,520	0.1	9,533	0.1	11,998	0.2	14,266	0.3
Total LHI	$8,527,926	100%	$7,930,824	100%	$7,136,965	100%	$6,775,498	100%	$6,624,047	100%

MW	523,805		629,291		542,877		565,645		615,045
PPP loans	2,821		7,339		18,512		53,369		135,842

Total LHI[1]	$9,054,552		$8,567,454		$7,698,354		$7,394,512		$7,374,934

Deposits
Noninterest-bearing	$2,811,412	32.1%	$2,947,830	34.6%	$2,765,895	35.1%	$2,510,723	34.1%	$2,302,925	32.1%
Interest-bearing transaction	603,729	6.9	660,557	7.8	599,580	7.6	579,408	7.9	514,537	7.2
Money market	3,533,532	40.4	3,217,195	37.8	2,958,790	37.5	2,568,843	34.9	2,585,926	36.0
Savings	132,407	1.5	129,498	1.5	129,922	1.6	128,061	1.7	127,843	1.8
Certificates and other time deposits	1,667,364	19.1	1,562,626	18.3	1,435,409	18.2	1,576,580	21.4	1,647,521	22.9
Total deposits	$8,748,444	100%	$8,517,706	100%	$7,889,596	100%	$7,363,615	100%	$7,178,752	100%

Loan to Deposit Ratio	103.5%		100.6%		97.6%		100.4%		102.7%

Loan to Deposit Ratio, excluding MW and PPP loans	97.5%		93.1%		90.5%		92.0%		92.3%

1 Total LHI does not include deferred fees of $17.5 million, $15.0 million, $11.5 million, $9.5 million and $8.1 million at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$30,592	$42,242	$46,680	$49,687	$72,317	$30,592	$72,317
Accruing loans 90 or more days past due[1]	—	1,753	264	441	1,711	—	1,711
Total nonperforming loans held for investment (“NPLs”)	30,592	43,995	46,944	50,128	74,028	30,592	74,028
OREO	—	1,032	1,062	—	—	—	—
Total NPAs	$30,592	$45,027	$48,006	$50,128	$74,028	$30,592	$74,028

Charge-offs:
1-4 family residential	$—	$—	$—	$—	$(64)	$—	$(379)
OOCRE	(1,061)	(244)	(1,341)	(898)	(813)	(2,646)	(1,502)
NOOCRE	(838)	—	(553)	(7,936)	—	(1,391)	—
Commercial	(460)	(528)	(3,294)	(4,114)	(5,508)	(4,282)	(11,462)
Consumer	(19)	(1,091)	(134)	(44)	(17)	(1,244)	(55)
Total charge-offs	(2,378)	(1,863)	(5,322)	(12,992)	(6,402)	(9,563)	(13,398)

Recoveries:
1-4 family residential	4	3	—	6	26	7	58
OOCRE	—	245	—	—	—	245	500
NOOCRE	3	93	400	—	—	496	—
Commercial	177	572	144	61	596	893	1,481
Consumer	5	41	9	257	8	55	46
Total recoveries	189	954	553	324	630	1,696	2,085

Net charge-offs	$(2,189)	$(909)	$(4,769)	$(12,668)	$(5,772)	$(7,867)	$(11,313)

ACL	$85,037	$80,576	$72,485	$77,754	$93,771	$85,037	$93,771

Asset Quality Ratios:
NPAs to total assets	0.26%	0.40%	0.46%	0.51%	0.77%	0.26%	0.77%
NPLs to total LHI, excluding MW and PPP loans	0.36	0.55	0.66	0.74	1.12	0.36	1.12
ACL to total LHI, excluding MW and PPP loans	1.00	1.02	1.02	1.15	1.42	1.00	1.42
Net charge-offs to average loans outstanding	0.03	0.01	0.07	0.19	0.09	0.10	0.18
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,411,899	$1,429,442	$1,447,996	$1,315,079	$1,284,160
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(403,771)	(370,840)
Core deposit intangibles	(40,684)	(43,122)	(45,560)	(47,998)	(50,436)
Tangible common equity	$966,763	$981,868	$997,984	$863,310	$862,884
Common shares outstanding	53,988	53,951	53,907	49,372	49,229

Book value per common share	$26.15	$26.50	$26.86	$26.64	$26.09
Tangible book value per common share	$17.91	$18.20	$18.51	$17.49	$17.53

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,411,899	$1,429,442	$1,447,996	$1,315,079	$1,284,160
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(403,771)	(370,840)
Core deposit intangibles	(40,684)	(43,122)	(45,560)	(47,998)	(50,436)
Tangible common equity	$966,763	$981,868	$997,984	$863,310	$862,884
Tangible Assets
Total assets	$11,714,454	$11,304,811	$10,453,680	$9,757,249	$9,572,300
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(403,771)	(370,840)
Core deposit intangibles	(40,684)	(43,122)	(45,560)	(47,998)	(50,436)
Tangible Assets	$11,269,318	$10,857,237	$10,003,668	$9,305,480	$9,151,024
Tangible Common Equity to Tangible Assets	8.58%	9.04%	9.98%	9.28%	9.43%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$43,322	$29,626	$33,470	$41,506	$36,835	$106,418	$98,078
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,323
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,538
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$45,248	$31,552	$35,396	$43,432	$38,761	$112,196	$103,863

Average Tangible Common Equity
Total average stockholders' equity	$1,453,816	$1,447,377	$1,357,448	$1,301,676	$1,290,528	$1,419,900	$1,256,640
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,014)	(393,220)	(370,840)	(404,308)	(370,840)
Average core deposit intangibles	(42,230)	(44,720)	(47,158)	(49,596)	(52,043)	(41,470)	(54,458)
Average tangible common equity	$1,007,134	$998,205	$906,276	$858,860	$867,645	$974,122	$831,342
Return on Average Tangible Common Equity (Annualized)	17.82%	12.68%	15.84%	20.06%	17.72%	15.40%	16.70%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, less Thrive PPP loan forgiveness income, plus M&A expenses, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$43,322	$29,626	$33,470	$41,506	$36,835	$106,418	$98,078

Plus: Severance payments[1]	—	—	—	—	—	—	627
Plus: Loss on sale of debt securities AFS, net	—	—	—	—	188	—	188
Less: Thrive PPP loan forgiveness income[2]	—	—	—	—	1,912	—	1,912
Plus: M&A expenses	384	295	700	826	—	1,379	—
Operating pre-tax income	43,706	29,921	34,170	42,332	35,111	107,797	96,981
Less: Tax impact of adjustments	81	66	156	(78)	39	303	170
Plus: Nonrecurring tax adjustments[3]	—	—	—	—	—	—	426
Operating earnings	$43,625	$29,855	$34,014	$42,410	$35,072	$107,494	$97,237

Weighted average diluted shares outstanding	54,633	54,646	51,571	50,441	50,306	53,655	50,230
Diluted EPS	$0.79	$0.54	$0.65	$0.82	$0.73	$1.98	$1.95
Diluted operating EPS	$0.80	$0.55	$0.66	$0.84	$0.70	$2.00	$1.94
1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.
2 During the third quarter of 2021, Thrive’s PPP loan with another bank was 100% forgiven by the Small Business Administration. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.
3 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability.

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$43,322	$29,626	$33,470	$41,506	$36,835	$106,418	$98,078
Plus: Provision for income taxes	12,248	8,079	8,102	10,697	9,195	28,429	26,025
Plus: Provision (benefit) for credit losses and unfunded commitments	7,500	9,000	(7)	(4,389)	(448)	16,493	(441)
Plus: Severance payments	—	—	—	—	—	—	627
Plus: Loss on sale of debt securities AFS, net	—	—	—	—	188	—	188
Less: Thrive PPP loan forgiveness income	—	—	—	—	1,912		1,912
Plus: M&A expenses	384	295	700	826	—	1,379	—
Pre-tax, pre-provision operating earnings	$63,454	$47,000	$42,265	$48,640	$43,858	$152,719	$122,565

Average total assets	$11,460,857	$10,711,663	$9,998,922	$9,788,671	$9,385,470	$10,729,169	$9,217,649
Pre-tax, pre-provision operating return on average assets[1]	2.20%	1.76%	1.71%	1.97%	1.85%	1.90%	1.78%

Average total assets	$11,460,857	$10,711,663	$9,998,922	$9,788,671	$9,385,470	$10,729,169	$9,217,649
Return on average assets[1]	1.50%	1.11%	1.36%	1.68%	1.56%	1.33%	1.42%
Operating return on average assets[1]	1.51	1.12	1.38	1.72	1.48	1.34	1.41

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$43,625	$29,855	$34,014	$42,410	$35,072	$107,494	$97,237
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,323
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,538
Operating earnings adjusted for amortization of core deposit intangibles	$45,551	$31,781	$35,940	$44,336	$36,998	$113,272	$103,022

Average Tangible Common Equity
Total average stockholders' equity	$1,453,816	$1,447,377	$1,357,448	$1,301,676	$1,290,528	$1,419,900	$1,256,640
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,014)	(393,220)	(370,840)	(404,308)	(370,840)
Less: Average core deposit intangibles	(42,230)	(44,720)	(47,158)	(49,596)	(52,043)	(41,470)	(54,458)
Average tangible common equity	$1,007,134	$998,205	$906,276	$858,860	$867,645	$974,122	$831,342
Operating return on average tangible common equity[1]	17.94%	12.77%	16.08%	20.48%	16.92%	15.55%	16.57%

Efficiency ratio	44.71%	50.76%	52.84%	48.53%	47.55%	49.05%	49.79%
Net interest income	$101,040	$84,480	$73,040	$76,741	$71,276	$258,560	$204,042
Noninterest income	13,021	10,378	15,097	16,150	15,627	38,496	42,255
Plus: Loss on sale of AFS securities, net	—	—	—	—	188	—	188
Less: Thrive PPP loan forgiveness income	—	—	—	—	1,912	—	1,912
Operating noninterest income	13,021	10,378	15,097	16,150	13,903	38,496	40,531
Noninterest expense	50,991	48,153	46,572	45,077	41,321	145,716	122,635
Less: Severance payments	—	—	—	—	—	—	627
Less: M&A expenses	384	295	700	826	—	1,379	—
Operating noninterest expense	$50,607	$47,858	$45,872	$44,251	$41,321	$144,337	$122,008
Operating efficiency ratio	44.37%	50.45%	52.05%	47.64%	48.51%	48.59%	49.89%
1 Annualized ratio for quarterly metrics.
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